Exhibit 13.1

Annual Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Prudential plc (the Company), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended 31 December 2022 of the Company fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

23 March 2023	By:	/s/ Anil Wadhwani
	Name:	Anil Wadhwani
	Title:	Chief Executive Officer

23 March 2023	By:	/s/ James Turner
	Name:	James Turner
	Title:	Group Chief Financial Officer